December 2017

Preliminary Terms No. 49
Registration Statement Nos. 333-221595; 333-221595-01
Dated December 1, 2017
Filed pursuant to Rule 433

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

Trigger PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due December 6, 2022

Trigger Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Trigger PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Trigger PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document.  The payment at maturity on the Trigger PLUS will be based on the value of the worst performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF, which we refer to as the underlyings.  At maturity, if both underlyings have appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying.  If either of the underlyings depreciates in value, but the final level of each underlying is greater than or equal to 50% of the respective initial level, which we refer to as the respective trigger level, investors will receive the stated principal amount of their investment.  However, if the final level of either underlying is less than its respective trigger level, investors will lose a significant portion or all of their investment, resulting in a loss of 1% for every 1% decline in the worst performing underlying from its initial level.  Investors may lose their entire initial investment in the Trigger PLUS.  Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlyings, a decline in either underlying below its respective trigger level will result in a significant loss of your investment, even if the other underlying has appreciated or has not declined as much. These long-dated Trigger PLUS are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlyings and forgo current income in exchange for the upside leverage feature and the limited protection against loss that applies only if the final level of each underlying is greater than or equal to the respective trigger level.  The Trigger PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk.  If we default on our obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	December 6, 2022
Underlying indices:	EURO STOXX 50® Index (the “SX5E Index”) and iShares® MSCI EAFE ETF (the “EFA Shares”)
Valuation date:	December 1, 2022, subject to postponement for non-index business days, non-trading days and certain market disruption events
Aggregate principal amount:	$
Payment at maturity:

If the final level of each underlying is greater than its respective initial level,

$1,000 + leveraged upside payment

If the final level of either underlying is less than or equal to its respective initial level, but the final level of each underlying is greater than or equal to its respective trigger level:

$1,000

If the final level of either underlying is less than its respective trigger level:

$1,000 x underlying performance factor of the worst performing underlying

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and will represent a loss of at least 50%, and possibly all of your investment.

Leveraged upside payment:	$1,000 × leverage factor × underlying percent change of the worst performing underlying
Leverage factor:	279%
Underlying percent change:	With respect to each underlying, (final level – initial level) / initial level
Worst performing underlying:	The underlying with the lesser underlying percent change
Underlying performance factor	With respect to each underlying, final level / initial level
Initial level:

With respect to the SX5E Index,             , which is the index closing value of such underlying on the pricing date

With respect to the EFA Shares, $             , which is the closing price of such underlying on the pricing date

Final level:

With respect to the SX5E Index, the index closing value of such underlying on the valuation date

With respect to the EFA Shares, the closing price of such underlying on the valuation date times the adjustment factor on such date

Trigger level	With respect to the SX5E Index, , which is 50% of the initial level of such index With respect to the EFA Shares, $ , which is 50% of the initial level of such index
Adjustment factor:	With respect to the EFA Shares, 1.0, subject to adjustment in the event of certain events affecting the EFA Shares
Stated principal amount / Issue price	$1,000 per Trigger PLUS (see “Commissions and issue price” below)
Pricing date:	December 1, 2017
Original issue date:	December 6, 2017 (3 business days after the pricing date)
CUSIP / ISIN:	61768CVN4 / US61768CVN46
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $969.70 per Trigger PLUS, or within $20.00 of that estimate. See “Investment Summary” beginning on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us (2)
Per Trigger PLUS	$1,000	$0	$1,000
Total	$	$	$
(1)	MS & Co., the agent, will not receive a sales commission in connection with the Trigger PLUS. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(2)	See “Use of proceeds and hedging” on page 20.

The Trigger PLUS involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The Trigger PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Information About the Trigger PLUS” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2017   Index Supplement dated November 16, 2017      Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due December 6, 2022

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

The Trigger PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due December 6, 2022 (the “Trigger PLUS”) can be used:

▪	As an alternative to direct exposure to the underlyings that enhances returns for any positive performance of the worst performing underlying

▪	To potentially outperform the worst performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF by taking advantage of the leverage factor, with no limitation on the appreciation potential

▪	To provide limited protection against loss of principal in the event of a decline of the underlyings but only if the respective final index level of the worst performing underlying is greater than or equal to the respective trigger level

Maturity:	5 years

Leverage factor:	279% (applicable only if the final level of each underlying is greater than its respective initial level).

Trigger level:	With respect to the SX5E Index, 50% of the initial level With respect to the EFA Shares, 50% of the initial level

Minimum payment at maturity:	None. You could lose your entire initial investment in the Trigger PLUS

Coupon:	None

The original issue price of each Trigger PLUS is $1,000.  This price includes costs associated with issuing, selling, structuring and hedging the Trigger PLUS, which are borne by you, and, consequently, the estimated value of the Trigger PLUS on the pricing date will be less than $1,000.  We estimate that the value of each Trigger PLUS on the pricing date will be approximately $969.70, or within $20.00 of that estimate.  Our estimate of the value of the Trigger PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Trigger PLUS on the pricing date, we take into account that the Trigger PLUS comprise both a debt component and a performance-based component linked to the underlyings.  The estimated value of the Trigger PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Trigger PLUS?

In determining the economic terms of the Trigger PLUS, including the leverage factor and the trigger levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Trigger PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Trigger PLUS?

The price at which MS & Co. purchases the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, because the costs

December 2017	Page 2

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due December 6, 2022

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Trigger PLUS, and, if it once chooses to make a market, may cease doing so at any time.

December 2017	Page 3

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due December 6, 2022

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer leveraged upside exposure to the worst performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF.  In exchange for the leverage feature, investors are exposed to the risk of loss of a significant portion or all of their investment due to the trigger feature.  At maturity, an investor will receive an amount in cash based upon the closing level of the worst performing underlying on the valuation date.  The Trigger PLUS are unsecured obligations of ours, and all payments on the Trigger PLUS are subject to our credit risk.  Investors may lose their entire initial investment in the Trigger PLUS.

Leveraged Performance	The PLUS offer investors an opportunity to receive 279% of the positive return of the worst performing of the underlyings if both underlyings have appreciated in value.
Trigger Feature	At maturity, even if the worst performing underlying has declined over the term of the Trigger PLUS, you will receive your stated principal amount but only if the final level of the worst performing underlying is greater than or equal to the respective trigger level.
Upside Scenario	Both underlyings increase in value and, at maturity, the Trigger PLUS redeem for the stated principal amount of $1,000 plus 279% of the underlying percent change of the worst performing underlying.
Par Scenario	The final level of the worst performing index is less than or equal to the respective initial level but is greater than or equal to the respective trigger level. In this case, you receive the stated principal amount of $1,000 at maturity even though the worst performing underlying has depreciated.
Downside Scenario

Either underlying declines in value such that, at maturity, the final level of the worst performing index is less than the respective trigger level.  In this case, the Trigger PLUS will redeem for at least 50% less than the stated principal amount, and this decrease will be by an amount proportionate to the full decline in value of the worst performing underlying over the term of the Trigger PLUS.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlyings, a decline in either underlying below its respective trigger level will result in a significant loss of your investment, even if the other underlying has appreciated or has not declined as much.

December 2017	Page 4

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due December 6, 2022

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Trigger PLUS.  The following examples are for illustrative purposes only.  The actual initial level and trigger level for each underlying will be determined on the pricing date.  The payment at maturity on the Trigger PLUS is subject to our credit risk.  The below examples are based on the following terms:

Stated principal amount:	$1,000 per PLUS
Leverage factor:	279%
Hypothetical trigger level	With respect to the SX5E Index, 1,550, 50% of the respective hypothetical initial level With respect to the EFA Shares, $35, 50% of the respective hypothetical initial level
Hypothetical initial level:	With respect to the SX5E Index: 3,100 With respect to the EFA Shares: $70

EXAMPLE 1: Both underlyings appreciate over the term of the Trigger PLUS, and investors receive the stated principal amount plus the leveraged upside payment, calculated based on the underlying percent change of the worst performing underlying.

Final level	SX5E Index: 3,410
EFA Shares: $98
Underlying percent change		SX5E Index: (3,410 – 3,100) / 3,100 = 10% EFA Shares: ($98 – $70) / $70 = 40%
Payment at maturity	=	$1,000 + leveraged upside payment
	=	$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying)
	=	$1,000 + ($1,000 × 279% × 10%)
	=	$1,279

In example 1, the final levels of both the SX5E Index and the EFA Shares are greater than their initial levels.  The SX5E Index has appreciated by 10%, while the EFA Shares have appreciated by 40%.  Therefore, investors receive at maturity the stated principal amount plus 279% of the appreciation of the worst performing underlying,  which is the SX5E Index in this example.  Investors receive $1,279 per Trigger PLUS at maturity.

EXAMPLE 2: One underlying appreciates, while the other declines over the term of the Trigger PLUS but neither index declines below the respective trigger level, and investors receive the stated principal amount.

Final level		SX5E Index: 4,030
		EFA Shares: $56
Underlying percent change		SX5E Index: (4,030 – 3,100) / 3,100 = 30% EFA Shares: ($56 – $70) / $70 = -20%
Payment at maturity	=	$1,000

December 2017	Page 5

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due December 6, 2022

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

In example 2, the final level of the SX5E Index is greater than its initial level, while the final level of the EFA Shares is less than its initial level but is greater than or equal to the respective trigger level.  The SX5E Index has appreciated by 30% while the EFA Shares have declined by 20%.  Investors will receive the stated principal amount of $1,000.

EXAMPLE 3: One underlying appreciates while the other declines over the term of the Trigger PLUS, and the final level of the worst performing underlying is less than the respective trigger level.  Investors are therefore exposed to the decline in the worst performing underlying from its initial level.

Final level	SX5E Index: 4,030
EFA Shares: $28
Underlying percent change		SX5E Index: (4,030 – 3,100) / 3,100 = 30% EFA Shares: ($28 – $70) / $70 = -60%
Payment at maturity	=	$1,000 × [underlying performance factor of the worst performing underlying]
	=	$1,000 x [$28 / $70]
	=	$400

In example 3, the final level of the SX5E Index is greater than its initial level, while the final level of the EFA Shares has declined below the trigger level.  The SX5E Index has appreciated by 30% while the EFA Shares has depreciated by 60%.  Because the final level of the EFA Shares have declined below the trigger level, investors are exposed to the negative performance of the EFA Shares, which represent the worst performing underlying in this example.  Investors receive a payment at maturity of $400.

EXAMPLE 4: Both underlyings decline below their respective trigger levels, and investors are therefore exposed to the decline in the worst performing underlying from its initial level.

Final level	SX5E Index: 930
EFA Shares: $28
Underlying percent change		SX5E Index: (930 – 3,100) / 3,100 = -70% EFA Shares: ($28 – $70) / $70 = -60%
Payment at maturity	=	$1,000 × [underlying performance factor of the worst performing underlying]
	=	$1,000 × [930 / 3,100]
	=	$300

In example 4, the final levels of both the SX5E Index and the EFA Shares are less than their respective trigger levels.  The SX5E Index has declined by 70% while the EFA Shares have declined by 60%.  Therefore, investors are exposed to the negative performance of the SX5E Index, which is the worst performing underlying in this example.  Investors receive a payment at maturity of $300.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlyings, a decline in either underlying below its respective trigger level will result in a significant loss of your investment, even if the other underlying has appreciated or has not declined as much.

December 2017	Page 6

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due December 6, 2022

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Trigger PLUS.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus.  We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

▪	The Trigger PLUS do not pay interest or guarantee return of any principal. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee payment of any principal at maturity. If the final level of either underlying is less than the respective trigger level (which is 50% of the respective initial level), the payout at maturity will be an amount in cash that is at least 50% less than the $1,000 stated principal amount of each Trigger PLUS, and this decrease will be by an amount proportionate to the full decrease in the value of the worst performing underlying over the term of the Trigger PLUS. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

▪	You are exposed to the price risk of both underlyings. Your return on the Trigger PLUS is not linked to a basket consisting of both underlyings. Rather, it will be based upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlyings. Poor performance by either underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. If either underlying declines to below its respective trigger level as of the valuation date, you will be exposed to the negative performance of the worst performing underlying at maturity, even if the other underlying has appreciated or has not declined as much, and you will lose a significant portion or all of your investment. Accordingly, your investment is subject to the price risk of both underlyings.

▪	Because the Trigger PLUS are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a significant loss on your investment than if the Trigger PLUS were linked to just one underlying. The risk that you will suffer a significant loss on your investment is greater if you invest in the Trigger PLUS as opposed to substantially similar securities that are linked to the performance of just one underlying. With two underlyings, it is more likely that either underlying will decline to below its trigger level as of the valuation date, than if the Trigger PLUS were linked to only one underlying. Therefore it is more likely that you will suffer a significant loss on your investment.

▪	The market price will be influenced by many unpredictable factors. Several factors will influence the value of the Trigger PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Trigger PLUS in the secondary market, including the value, volatility and dividend yield of each of the underlyings, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the Trigger PLUS will be affected by the other factors described above. The levels of the underlyings may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen. See “EURO STOXX 50® Index Overview” and “iShares® MSCI EAFE ETF Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

▪	The Trigger PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. You are dependent on our ability to pay all amounts due on the Trigger PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Trigger PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Trigger PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Trigger PLUS.

December 2017	Page 7

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due December 6, 2022

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The Trigger PLUS are subject to risks associated with investments in securities linked to the value of foreign equity securities. The Trigger PLUS are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

▪	The Trigger PLUS are subject to currency exchange risk. Because the price of the EFA Shares tracks the performance of the MSCI EAFE IndexSM (the “EAFE Index”), holders of the Trigger PLUS will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the EFA Shares, the price of the EFA Shares will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potentially currency exchange risk are:

o	existing and expected rates of inflation;

o	existing and expected interest rate levels;

o	the balance of payments; and

o	the extent of governmental surpluses or deficits in the countries represented in the MSCI EAFE IndexSM and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI EAFE IndexSM and the United States and other countries important to international trade and finance.

▪	The amount payable on the Trigger PLUS is not linked to the values of the underlyings at any time other than the valuation date. The final level of each underlying will be based on the index closing level of such index on the

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due December 6, 2022

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

valuation date, subject to adjustment for non-index business days, non-trading days and certain market disruption events.  Even if both underlyings appreciate prior to the valuation date but the value of either underlying drops by the valuation date to below its trigger level, the payment at maturity will be significantly less than it would have been had the payment at maturity been linked to the values of the underlyings prior to such drop.  Although the actual values of the underlyings on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than their respective final levels, the payment at maturity will be based solely on the closing levels on the valuation date.

▪	Investing in the Trigger PLUS is not equivalent to investing in either underlying or the stocks composing the SX5E Index or the EAFE Index. Investing in the Trigger PLUS is not equivalent to investing in either underlying or the component stocks of the SX5E Index or the EAFE Index. Investors in the Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the SX5E Index or the EAFE Index.

▪	Adjustments to the SX5E Index could adversely affect the value of the Trigger PLUS. The publisher of the SX5E Index may add, delete or substitute the stocks constituting the SX5E Index or make other methodological changes that could change the value of the SX5E Index. The publisher of the SX5E Index may discontinue or suspend calculation or publication of the SX5E Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	Adjustments to the EFA Shares or the index tracked by the EFA Shares could adversely affect the value of the Trigger PLUS. The investment adviser to the iShares® MSCI EAFE ETF, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the EAFE Index. Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing iShares® MSCI EAFE ETF. Any of these actions could adversely affect the price of the EFA Shares and, consequently, the value of the Trigger PLUS. MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the EAFE Index. MSCI may add, delete or substitute the stocks constituting the EAFE Index or make other methodological changes that could change the level of the the EAFE Index. MSCI may discontinue or suspend calculation or publication of the EAFE Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued EAFE Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the EFA Shares and, consequently, the value of the Trigger PLUS.

▪	The performance and market price of the EFA Shares, particularly during periods of market volatility, may not correlate with the performance of the EAFE Index, the performance of the component securities of the EAFE Index or the net asset value per share of the EFA Shares. The EFA Shares do not fully replicate the EAFE Index and may hold securities that are different than those included in the EAFE Index. In addition, the performance of the EFA Shares will reflect additional transaction costs and fees that are not included in the calculation of the EAFE Index. All of these factors may lead to a lack of correlation between the performance of EFA Shares and the EAFE Index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the EFA Shares may impact the variance between the performances of EFA Shares and the EAFE Index. Finally, because the shares of the EFA Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the EFA Shares may differ from the net asset value per share of the EFA Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the EFA Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the EFA Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the EFA Shares, and their ability to create and redeem shares of the EFA Shares may be disrupted. Under these circumstances, the market price of shares of the EFA Shares may vary substantially from the net asset value per share of the EFA Shares or the level of the EAFE Index.

For all of the foregoing reasons, the performance of the EFA Shares may not correlate with the performance of the EAFE Index, the performance of the component securities of the EAFE Index or the net asset value per share of the EFA Shares.  Any of these events could materially and adversely affect the price of the shares of the EFA Shares and,

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therefore, the value of the Trigger PLUS.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the Trigger PLUS.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the EFA Shares on the valuation date, even if the EFA Shares’ shares are underperforming the EAFE Index or the component securities of the EAFE Index and/or trading below the net asset value per share of the EFA Shares.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the EFA Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the EFA Shares. However, the calculation agent will not make an adjustment for every event that can affect the EFA Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the Trigger PLUS may be materially and adversely affected.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Trigger PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Trigger PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Trigger PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger PLUS. MS & Co. may, but is not obligated to, make a market in the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were not to make a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

▪	The estimated value of the Trigger PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Trigger PLUS than those generated by others, including other dealers in the market, if they attempted to value the Trigger PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Trigger PLUS in the secondary market (if any exists) at any time. The value of your Trigger PLUS at any time after the date of this pricing supplement will vary based on many factors that cannot be

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predicted with accuracy, including our creditworthiness and changes in market conditions.  See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Trigger PLUS (and to other instruments linked to either underlying or the EAFE Index), including taking positions in stocks constituting the SX5E Index or taking positions in the EFA Shares or the EAFE Index, futures and/or options contracts on the underlyings or the component stocks of the underlyings listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. MS & Co. and some of our other affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of an underlying, and, therefore, could increase the trigger level for such underlying, which is the level at or above which such underlying must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could potentially affect whether the value of an underlying on the valuation date is below the respective trigger level, and, therefore, whether an investor would receive significantly less than the stated principal amount of the Trigger PLUS at maturity (depending also on the performance of the other underlying).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Trigger PLUS. As calculation agent, MS & Co. will determine the initial levels, the trigger levels and the final levels, including whether either underlying has decreased to below the respective trigger level, and will calculate the amount of cash, if any, you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, whether to make any adjustments to the adjustment factor and the selection of a successor index or calculation of the final level in the event of a market disruption event or discontinuance of the underlyings. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s)” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Trigger PLUS on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain. Please read the discussion under “Additional provisions—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Trigger PLUS. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Trigger PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Trigger PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Trigger PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Trigger PLUS as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for PLUS, the withholding rules commonly referred to as “FATCA” would apply to the Trigger PLUS if they were recharacterized as debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Trigger PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Trigger PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

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In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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EURO STOXX 50® Index Overview

The EURO STOXX 50® Index was created by STOXX Limited, which is owned by Deutsche Börse AG and SIX Group AG.  Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991.  The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone.  The component stocks have a high degree of liquidity and represent the largest companies across all market sectors.  For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

Information as of market close on November 30, 2017:

Bloomberg Ticker Symbol:	SX5E
Current Index Value:	3,569.93
52 Weeks Ago:	3,051.61
52 Week High (on 11/1/2017):	3,697.40
52 Week Low (on 12/2/2016):	3,015.13

The following graph sets forth the daily closing values of the SX5E Index for the period from January 1, 2012 through November 30, 2017.  The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SX5E Index for each quarter in the same period.  The closing value of the SX5E Index on November 30, 2017 was 3,569.93.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The SX5E Index has at times experienced periods of high volatility, and you should not take the historical values of the SX5E Index as an indication of its future performance.

SX5E Index Daily Closing Values January 1, 2012 to November 30, 2017

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EURO STOXX 50® Index	High	Low	Period End
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter	3,506.45	3,069.05	3,267.52
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter	3,594.85	3,388.22	3,594.85
Fourth Quarter (through November 30, 2017)	3,697.40	3,545.72	3,569.93

“EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX Limited.  For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

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iShares® MSCI EAFE ETF  Overview

The iShares® MSCI EAFE ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE IndexSM.  The iShares® MSCI EAFE ETF is managed by iShares Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE ETF.  Information provided to or filed with the Securities and Exchange Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov.  In addition, information may be obtained from other publicly available sources.  We make no representation or warranty as to the accuracy or completeness of such information.

Information as of market close on November 30, 2017:

Ticker Symbol:	EFA UP
Current Share Price:	$70.11
52 Weeks Ago:	$56.79
52 Week High (on 11/24/2017):	$70.34
52 Week Low (on 12/1/2016):	$56.57

The following graph sets forth the daily closing prices of the EFA Shares for the period from January 1, 2012 through November 30, 2017.  The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the EFA Shares for each quarter in the same period.  The closing price of the EFA Shares on November 30, 2017 was $70.11.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The EFA Shares has at times experienced periods of high volatility, and you should not take the historical values of the EFA Shares as an indication of its future performance.

EFA Shares Daily Closing Prices January 1, 2012 to November 30, 2017

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iShares® MSCI EAFE ETF (CUSIP 464287465)	High ($)	Low ($)	Period End ($)
2012
First Quarter	55.80	49.15	54.90
Second Quarter	55.51	46.55	49.96
Third Quarter	55.15	47.62	53.00
Fourth Quarter	56.88	51.96	56.82
2013
First Quarter	59.89	56.90	58.98
Second Quarter	63.53	57.03	57.38
Third Quarter	65.05	57.55	63.79
Fourth Quarter	67.06	62.71	67.06
2014
First Quarter	68.03	62.31	67.17
Second Quarter	70.67	66.26	68.37
Third Quarter	69.25	64.12	64.12
Fourth Quarter	64.51	59.53	60.84
2015
First Quarter	65.99	58.48	64.17
Second Quarter	68.42	63.49	63.49
Third Quarter	65.46	56.25	57.32
Fourth Quarter	62.06	57.50	59.73
2016
First Quarter	57.82	51.38	57.16
Second Quarter	59.87	52.63	55.82
Third Quarter	59.86	54.42	59.13
Fourth Quarter	59.20	56.20	57.73
2017
First Quarter	62.60	58.09	62.29
Second Quarter	67.22	61.44	65.20
Third Quarter	68.48	64.83	68.48
Fourth Quarter (through November 30, 2017)	70.34	68.42	70.11

This document relates only to the Trigger PLUS offered hereby and does not relate to the EFA Shares.  We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above.  In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EFA Shares (and therefore the price of the EFA Shares at the time we price the Trigger PLUS) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

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Neither we nor any of our affiliates makes any representation to you as to the performance of the EFA Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the EFA Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Trigger PLUS under the securities laws.  As a prospective purchaser of the Trigger PLUS, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the EFA Shares.

“iShares®” is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The Trigger PLUS are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the Trigger PLUS or any member of the public regarding the advisability of investing in the Trigger PLUS.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the Trigger PLUS.

The MSCI EAFE IndexSM.  The MSCI EAFE IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”).  The index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada, and it consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.  For additional information about the MSCI EAFE IndexSM, see the information set forth under “MSCI EAFE IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

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Additional Information About the Trigger PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
SX5E Index publisher:	STOXX Limited
Share underlying index:	The MSCI EAFE IndexSM (the “EAFE Index”)
Share underlying index publisher:	MSCI Inc.
Denominations:	$1,000 per Trigger PLUS and integral multiples thereof
Interest:	None
Bull market or bear market PLUS:	Bull market PLUS
Postponement of maturity date:	If the scheduled valuation date is not an index business day or a trading day, as applicable, with respect to either underlying or if a market disruption event occurs with respect to either underlying on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to either underlying.
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
Tax considerations:	Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a Trigger PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the Trigger PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

▪ A U.S. Holder should not be required to recognize taxable income over the term of the Trigger PLUS prior to settlement, other than pursuant to a sale or exchange.

▪ Upon sale, exchange or settlement of the Trigger PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Trigger PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Trigger PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the Trigger PLUS are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the Trigger PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Trigger PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Trigger PLUS, including the leveraged upside payment and the fact that the Trigger PLUS are linked to an index in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Trigger PLUS were treated as a constructive ownership

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transaction.  Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Trigger PLUS.  U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”).  Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”).  However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2019 that do not have a delta of one with respect to any Underlying Security.  Based on our determination that the Trigger PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Trigger PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination.  Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security.  If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld.  You should consult your tax adviser regarding the potential application of Section 871(m) to the Trigger PLUS.

Both U.S. and non-U.S. investors considering an investment in the Trigger PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due December 6, 2022

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Trigger PLUS.
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:

The net proceeds from the sale of the Trigger PLUS will be used by us for general corporate purposes and, in part, in connection with hedging our obligations under the Trigger PLUS through one or more of our affiliates.

On or prior to the pricing date, we, through our affiliates or others, will hedge our anticipated exposure in connection with the Trigger PLUS by taking positions in the EFA Shares, in stocks of the SX5E Index or the EAFE Index, futures and/or options contracts on the SX5E Index, the EFA Shares, the EAFE Index or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity could potentially increase the closing level of either underlying on the pricing date, and therefore could increase the respective trigger level, which is the level at or above which such underlying must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying).  In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Trigger PLUS, including on the valuation date, by purchasing and selling the EFA Shares, the stocks constituting the SX5E Index or the EAFE Index, futures or options contracts on the SX5E Index, the EFA Shares, the EAFE Index or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities.  As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent adjustments to the hedge as the valuation date approaches.  We cannot give any assurance that our hedging activities will not affect the value of either underlying and, therefore, adversely affect the value of the Trigger PLUS or the payment you will receive at maturity, if any (depending also on the performance of the other underlying).  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Trigger PLUS.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans,

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

accounts and arrangements subject to Section 4975 of the Code, also “Plans”).  ERISA Section 406 and Section 4975 of the Code generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Trigger PLUS are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Trigger PLUS are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Trigger PLUS.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Trigger PLUS.

Because we may be considered a party in interest with respect to many Plans, the Trigger PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Trigger PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Trigger PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Trigger PLUS on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these Trigger PLUS will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Trigger PLUS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The Trigger PLUS are contractual financial instruments.  The financial exposure provided by the Trigger PLUS is not a substitute or proxy for, and is not intended

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Morgan Stanley Finance LLC

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Trigger PLUS.  The Trigger PLUS have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Trigger PLUS.

Each purchaser or holder of any Trigger PLUS acknowledges and agrees that:

(i)    the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Trigger PLUS, (B) the purchaser or holder’s investment in the Trigger PLUS, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Trigger PLUS;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Trigger PLUS and (B) all hedging transactions in connection with our obligations under the Trigger PLUS;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Trigger PLUS has exclusive responsibility for ensuring that its purchase, holding and disposition of the Trigger PLUS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any Trigger PLUS to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these Trigger PLUS should consult and rely on their own counsel and advisers as to whether an investment in these Trigger PLUS is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Trigger PLUS if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the Trigger PLUS by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Trigger PLUS, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. will not receive a sales commission in connection with the Trigger PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and,

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI EAFE ETF due December 6, 2022

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

when applicable, hedging the Trigger PLUS.  When MS & Co. prices this offering of Trigger PLUS, it will determine the economic terms of the Trigger PLUS such that for each Trigger PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.  See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL and Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov.  Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in this offering will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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